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                                                                   EXHIBIT 10.50

                                 AMENDMENT NO. 2

      This Amendment No. 2 is entered into this 21st day of March, 2004, between Airport One Limited Partnership, a Minnesota limited partnership ("Landlord") and Navarre Corporation, a Minnesota corporation ("Tenant").

                                   WITNESSETH:

      In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend that certain Standard Commercial Lease dated March 30, 2000, as amended by that certain Amendment No. 1 dated April 1, 2002 (collectively the "Lease"), between Landlord and Tenant, as follows:

      1. Section 1.3 is further amended to confirm that Tenant has exercised its second renewal term, and that the second renewal term commences April 1, 2004, and ends March 31, 2006, unless sooner terminated or further extended in accordance with the Lease.

      2.    The Lease is amended to include the following:

            Right of First Refusal. In the event that Landlord intends during the term of this Lease to offer for lease all or any portion of the adjacent 80,000 square feet in the Building, (the "Expansion Space"), Landlord shall give written notice thereof to Tenant (the "Offer Notice"), including in such notice the terms and rental under which Landlord desires to offer the Expansion Space for lease, Tenant shall have ten (10) business days after receipt of the Offer Notice to exercise its right and option to lease the portion of the Expansion Space specified in the Offer Notice on the terms and conditions set forth by Landlord, in which event Landlord and Tenant shall execute a lease agreement incorporating such terms and conditions. If Tenant fails to exercise such right within each ten (10) business day period, Landlord shall have the right to

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offer and lease such space, free and clear of Tenant's rights as set forth above; provided, if the space identified in the Offer Notice is not leased within one (1) year following the Offer Notice, a subsequent Offer Notice shall be given and Tenant shall again have ten (10) business days to exercise its option therein in the same manner as set forth above. Notwithstanding anything herein to the contrary, Tenant's rights under this paragraph shall be (i) subject to the rights of any tenants for such space to expand or renew their leases and (ii) conditioned upon there being no Default by Tenant under this Lease at the time the Offer Notice would otherwise be required to be given or at the time of exercise of Tenant's right.

      3. Except as set forth above, the terms and conditions of the Lease shall continue, and the parties hereto reaffirm and acknowledge the terms and conditions of the Lease.

LANDLORD                                 TENANT

AIRPORT ONE LIMITED PARTNERSHIP          NAVARRE CORPORATION

By: [ILLEGIBLE]                          By: [ILLEGIBLE]
    ---------------------------              --------------------------------
    Its General Partner                      Its Sr. V.P. of Operations

Date: 3/21/04                            Date: 3/10/04